UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2007

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 SW Market, Suite 1800

Portland, Oregon 97201

(503) 946-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On May 31, 2007, Northwest Pipe Company (the “Company”), Bank of America, N.A., Union Bank of California, N.A. and HSBC USA, National Association (together, the “Lenders”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”). The Amended Credit Agreement amends and restates the Credit Agreement dated May 20, 2005 between the Company and Bank of America, N.A. The Amended Credit Agreement provides for a revolving loan, swing line loan and letters of credit in the aggregate amount of up to $90 million, with an option for the Company to increase that amount to $110 million if the Company locates willing lenders. The Amended Credit Agreement reflects reductions in the interest rates charged on outstanding balances and favorable changes in certain financial covenants. Borrowings under the Amended Credit Agreement are secured by substantially all of the Company’s personal property. The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed herewith as Exhibit No. 10.1 to this Report, and is incorporated herein by reference.

On May 31, 2007, the Company entered into an Amended and Restated Note Purchase and Private Shelf Agreement with Prudential Investment Management, Prudential Retirement Insurance and Annuity Company and Prudential Insurance Company of America and certain affiliates (the “Amended Prudential Note Agreement”). The Amended Prudential Note Agreement reflects favorable changes in certain financial covenants and other changes to generally conform to the Amended Credit Agreement. The Company may issue additional notes under the Amended Prudential Note Agreement in the aggregate principal amount of up to $35 million. The foregoing description of the Amended Prudential Note Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Prudential Note Agreement, which is filed herewith as Exhibit No. 10.2 to this Report, and is incorporated herein by reference.

On May 31, 2007, the Company entered into a Second Amended and Restated Intercreditor and Collateral Agency Agreement with the Lenders, Prudential Investment Management, Inc. and certain of its affiliates (the “Amended Intercreditor Agreement”). The Amended Intercreditor Agreement reflects changes made to conform to the Amended Credit Agreement and the Amended Prudential Note Agreement. The foregoing description of the Amended Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Intercreditor Agreement, which is filed herewith as Exhibit No. 10.3 to this Report, and is incorporated herein by reference.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

At the Company’s 2007 Annual Meeting of Shareholders on May 30, 2007, the Company’s shareholders approved and adopted the Company’s 2007 Stock Incentive Plan (the “2007 Plan”). The 2007 Plan was approved by the Company’s Board of Directors on April 19, 2007, subject to approval by the Company’s shareholders. The 2007 Plan will be administered by the Compensation Committee of the Company’s Board of Directors. The 2007 Plan provides for awards of stock options, stock appreciation rights, restricted and unrestricted shares of common stock and restricted stock units. A total of 600,000 shares of the Company’s common stock have been reserved for issuance under the 2007 Plan. The foregoing description of the 2007 Plan does not purport to be complete and is qualified in its entirety by reference to the description of the 2007 Plan set forth under the caption “Approval of 2007 Stock Incentive Plan” in the Company’s Proxy Statement dated April 20, 2007, filed with the Securities and Exchange Commission on April 26, 2007 (the “Proxy Statement”) and by the full text of the 2007 Plan, which was attached to the Proxy Statement as Appendix A, both of which are incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Amended and Restated Credit Agreement dated May 31, 2007, by and among Northwest Pipe Company, Bank of America, N.A., Union Bank of California, N.A. and HSBC USA, National Association.*

10.2	Second Amended and Restated Intercreditor and Collateral Agency Agreement dated as of May 31, 2007 by and between Northwest Pipe Company, Bank of America, N.A., Union Bank of California, N.A., HSBC USA, National Association, and Prudential Investment Management, Inc. and certain of its affiliates.*

10.3	Amended and Restated Note Purchase and Private Shelf Agreement dated as of May 31, 2007 by and among Northwest Pipe Company, Prudential Investment Management, Prudential Retirement Insurance and Annuity Company and Prudential Insurance Company of America and certain affiliates.*

10.4	Northwest Pipe Company 2007 Stock Incentive Plan, incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement dated April 20, 2007, as filed with the Securities and Exchange Commission on April 26, 2007.

*	Schedules and similar attachments to this Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on June 5, 2007.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ John D. Murakami
John D. Murakami, Vice President and Chief Financial Officer